                                                                   EXHIBIT 10.15

                              EMPLOYMENT AGREEMENT
                              --------------------

         THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into as of this ___ day of __________, 1997, by and between Charter One Financial, Inc. (the "Company") and Edward J. Pettinella (the "Employee").

         WHEREAS, the Company has entered into an agreement dated May 21, 1997 (the "Acquisition Agreement"), under which RCSB Financial, Inc. ("RCSB Financial") shall be acquired by the Company by merger of RCSB Financial into the Company's wholly owned subsidiary, Charter-Michigan Bancorp, Inc. ("Charter-Michigan"), and RCSB Financial's wholly-owned subsidiary, Rochester Community Savings Bank ("RCSB"), shall be merged into Charter-Michigan's wholly-owned subsidiary, Charter One Bank, F.S.B. (the "Bank");

         WHEREAS, upon completion of the acquisition of RCSB Financial and RCSB, the Employee shall serve as Executive Vice President for Business Development of the Company and of the Bank;

         WHEREAS, the Employee has certain contingent rights under the Senior Executive Severance Plan of RCSB (the "Prior Severance Plan") which he is willing to forfeit in consideration of this Agreement's becoming effective;

         WHEREAS, the board of directors of the Company (the "Board of Directors") believes it is in the best interests of the Company and its subsidiaries for the Company to enter into this Agreement with the Employee in order to assure continuity of management of the Company and its subsidiaries; and

         WHEREAS, the Board of Directors has approved and authorized the execution of this Agreement with the Employee;

         NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements of the parties herein, it is AGREED as follows:

         1.  Definitions.
             ------------

                  (a) The term "Change in Control" means (1) an acquisition of securities of the Company that is determined by the Board of Directors to constitute a change in control of the Company or the Bank within the meaning of the Home Owners' Loan Act of 1933 and 12 C.F.R. Part 574 as in effect on the Effective Date; (2) an event that would be required to be reported in response to Item 1 of the current report on Form 8-K, as in effect on the Effective Date, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); (3) any person (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly of securities of the Company or the Bank representing 25% or more of the combined voting power of the Company's or the Bank's outstanding securities; (4) individuals who are members of the Board of Directors on the Effective Date (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, PROVIDED THAT any person becoming a director subsequent to the Effective Date whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Company's stockholders was approved by the nominating committee serving under an Incumbent Board, shall be considered a member of the Incumbent Board; or (5) approval by the Company's stockholders of a plan of reorganization, merger, consolidation, sale of all or substantially all of the assets of the Company, a similar transaction in which the Company is not the resulting entity, or a transaction at the completion of which the former stockholders of the acquired corporation become the holders of more than 40% of the outstanding common stock of the Company and the Company is the resulting entity of such transaction; PROVIDED THAT the term "change in control" shall not include an acquisition of securities by an employee benefit plan of the Bank or the Company. In the application of 12 C.F.R. Part 574 to a determination of a Change in Control, determinations to be made by the Office of Thrift Supervision or its Director under such regulations shall be made by the Board of Directors.

                  (b) The term "Consolidated Subsidiaries" means any subsidiary or subsidiaries of the Company (or its successors) that are part of the consolidated group of the Company (or its successors) for federal income tax reporting.

                  (c) The term "Date of Termination" means the date upon which the Employee's employment with the Company or the Bank or both ceases, as specified in a notice of termination pursuant to Section 8 of this Agreement.

                  (d) The term "Effective Date" means the date upon which the consummation of the acquisition of RCSB Financial by the Company is effective pursuant to the Acquisition Agreement.

                  (e) The term "Involuntary Termination" means the termination of the employment of Employee (i) by either the Company or the Bank or both without his express written consent; or (ii) by the Employee by reason of a material diminution of or interference with his duties, responsibilities or benefits, including (without limitation) any of the following actions unless consented to in writing by the Employee: (1) a requirement that the Employee be based at any place other than Rochester, New York, Detroit, Michigan, or Cleveland, Ohio, or within 50 miles thereof, except for reasonable travel on Company or Bank business; (2) a material demotion of the Employee; (3) a material reduction in the number or seniority of personnel reporting to the Employee or a material reduction in the frequency with which, or in the nature of the matters with respect to which such personnel are to report to the Employee, other than as part of a Bank- or Company-wide reduction in staff; (4) a reduction in the Employee's salary or a material adverse change in the Employee's perquisites, benefits, contingent benefits or vacation, other than as part of an overall program applied uniformly and with equitable effect to all members of the senior management of the Bank or the Company; (5) a material permanent increase in the required hours of work or the workload of the Employee; or (6) a requirement that the Employee in his capacity as a Company employee report directly to anyone other than the Chief Executive Officer of the Company or that the Employee in his capacity as a Bank employee report directly to anyone other than the Chief Executive Officer of the Bank; or (iii) by the Employee, prior to the second anniversary of the Effective Date, either (") based upon or after a change in his employment location on or after the Effective Date to a place other than Rochester, New York or within 35 miles thereof or (B) for "Good Reason" as defined in the Prior Severance Plan as in effect immediately prior to the date hereof. The term "Involuntary Termination" does not include Termination for Cause or termination of employment due to retirement, death or permanent disability pursuant to Section 7(h) of this Agreement, or suspension or temporary or permanent prohibition from participation in the conduct of the Bank's affairs under Section 8 of the Federal Deposit Insurance Act.

                  (f) The terms "Termination for Cause" and "Terminated For Cause" mean termination of the employment of the Employee with either the Company or the Bank, as the case may be, because of the Employee's personal dishonesty, incompetence, willful misconduct, breach of a fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or (except as provided below) material breach of any provision of this Agreement. No act or failure to act by the Employee shall be considered willful unless the Employee acted or failed to act with an absence of good faith and without a reasonable belief that his action or failure to act was in the best interest of the Company. Any act, or failure to act, based upon prior approval given by the Board of Directors or upon the instruction or with the approval of the Chief Executive Officer of the Company or the Bank or based upon the advice of counsel for the Company or the Bank shall be conclusively presumed to be done, or omitted to be done, by the Employee in good faith and in the best interests of the Company and the Bank. The Employee shall not be deemed to have been Terminated for Cause unless and until there shall have been delivered to the Employee a copy of a resolution, duly adopted by the affirmative vote of not less than three-fourths of the entire membership of the Board of Directors at a meeting of the Board duly called and held for such purpose (after reasonable notice to the Employee and an opportunity for the Employee, together with the Employee's counsel, to be heard before the Board), stating that in the good faith opinion of the Board of Directors the Employee has engaged in conduct with respect to the Bank or RCSB described in the preceding sentence and specifying the particulars thereof in detail.

         2. TERM; FORFEITURE OF RIGHTS UNDER PRIOR SEVERANCE PLAN AGREEMENT. The term of this Agreement shall be a period of three years commencing on the Effective Date, subject to earlier termination as provided herein. Beginning on the first anniversary of the Effective Date, and on each anniversary thereafter, the term of this Agreement shall be extended for a period of one year in addition to the then-remaining term, PROVIDED THAT the Company has not given notice to the Employee in writing at least 90 days prior to such anniversary that the term of this Agreement shall not be extended further, and PROVIDED FURTHER THAT the Employee has not received an unsatisfactory performance review by either the Board of Directors or the board of directors of the Bank. The Employee agrees to forfeit all of his rights under the Prior Severance Plan as of the time immediately prior to the commencement of the term of this Agreement with no obligation to him thereunder on the part of RCSB Financial, RCSB, the Company or the Bank.

         3. EMPLOYMENT. The Employee shall be employed as Executive Vice President for Business Development of the Company and of the Bank. As such, the Employee shall render administrative and management services as are customarily performed by persons situated in similar executive capacities, and shall have such other powers and duties as the Board of Directors or the board of directors of the Bank may prescribe from time to time. The Employee shall also render services to any subsidiary or subsidiaries of the Company or the Bank as requested by the Company or the Bank from time to time consistent with his executive position. The Employee shall devote his best efforts and reasonable time and attention to the business and affairs of the Company and the Bank to the extent necessary to discharge his responsibilities hereunder. The Employee may (i) serve on corporate or charitable boards or committees, and (ii) manage personal investments, so long as such activities do not interfere materially with performance of his responsibilities hereunder.

         4.  Cash Compensation.
             ------------------

                  (a) SALARY. The Company agrees to pay the Employee during the term of this Agreement a base salary (the "Company Salary") the annualized amount of which shall be not less than the annualized amount of the Employee's base salary in effect at RCSB immediately prior to the Effective Date; PROVIDED THAT any amounts of salary actually paid to the Employee by any Consolidated Subsidiaries shall reduce the amount to be paid by the Company to the Employee. The Company Salary shall be paid no less frequently than monthly and shall be subject to customary tax withholding. The amount of the Employee's Company Salary shall be increased (but shall not be decreased) from time to time in accordance with the amounts of salary approved by the Board of Directors or the board of directors of any of the Consolidated Subsidiaries after the Effective Date.

                  (b) BONUSES. The Employee shall be entitled to participate in an equitable manner with all other executive officers of the Company and the Bank in such performance-based and discretionary bonuses, if any, as are authorized and declared by the Board of Directors for executive officers of the Company and by the board of directors of the Bank for executive officers of the Bank.

                  (c) EXPENSES. The Employee shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Employee in performing services under this Agreement in accordance with the policies and procedures applicable to the executive officers of the Company and the Bank, PROVIDED THAT the Employee accounts for such expenses as required under such policies and procedures.

                  (d) SPLIT DOLLAR LIFE INSURANCE. During the term of this Agreement the Company shall pay premiums on the split dollar life insurance policy covering the Employee immediately prior to the Effective Date consistent with the past practices of RCSB Financial prior to the Effective Date.

         5.  Benefits.
             ---------

                  (a) PARTICIPATION IN BENEFIT PLANS. The Employee shall be entitled to participate, to the same extent as executive officers of the Company and the Bank generally, in all plans of the Company and the Bank relating to pension, retirement, thrift, profit-sharing, savings, group or other life insurance, hospitalization, medical and dental coverage, travel and accident insurance, education, cash bonuses, and other retirement or employee benefits or combinations thereof. In addition, the Employee shall be entitled to be considered for benefits under all of the stock and stock option related plans in which the Company's or the Bank's executive officers are eligible or become eligible to participate.

                  (b) FRINGE BENEFITS. The Employee shall be eligible to participate in, and receive benefits under, any other fringe benefit plans or perquisites which are or may become generally available to the Company's or the Bank's executive officers, including but not limited to supplemental retirement, incentive compensation, supplemental medical or life insurance plans, company cars, club dues, physical examinations, financial planning and tax preparation services.

         6. VACATIONS; LEAVE. The Employee shall be entitled to annual paid vacation in accordance with the policies established by the Board of Directors and the board of directors of the Bank for executive officers, in no event less than four weeks per year, and to voluntary leaves of absence, with or without pay, from time to time at such times and upon such conditions as the Board of Directors may determine in its discretion.

         7.  Termination of Employment.
             -------------------------

                  (a) INVOLUNTARY TERMINATION. If the Employee experiences an Involuntary Termination, such termination of employment shall be subject to the Company's obligations under this Section 7. In the event of the Involuntary Termination of the Employee on or after the second anniversary of the Effective Date, if the Employee has offered to continue to provide services as contemplated by this Agreement and such offer has been declined, as liquidated damages, the Company shall cause to be assigned and transferred to the Employee within five business days after such Date of Termination the Company's and the Bank's rights under, and entire interest in, the split dollar life insurance policy covering the Employee immediately prior to the Effective Date, without any payment to the Company or the Bank by the Employee, and the Company shall, during the three years following the Date of Termination, subject to Section 7(b) of this Agreement, (i) pay to the Employee monthly one-twelfth of the Company Salary at the annual rate in effect immediately prior to the Date of Termination and one-twelfth of the average annual amount of cash bonus and cash incentive compensation of the Employee, based on the average amounts of such compensation earned by the Employee for the two full fiscal years preceding the Date of Termination; and (ii) maintain substantially the same group life insurance, hospitalization, medical, dental, prescription drug and other health benefits, and long-term disability insurance (if any) for the benefit of the Employee and his dependents and beneficiaries who would have been eligible for such benefits if the Employee had not suffered Involuntary Termination and on terms substantially as favorable to the Employee including amounts of coverage and deductibles and other costs to him in effect immediately prior to such Involuntary Termination (the "Employee's Health Coverage"), except to the extent that the Consolidated Subsidiaries maintain the Employee's Health Coverage during such period in a manner that complies with the preceding requirements. The payments due under clause (i) of the preceding sentence shall be reduced by the amounts of cash compensation, if any, actually paid to the Employee by the Consolidated Subsidiaries for such period.

                  (b) REDUCTION OF THE COMPANY'S OBLIGATIONS UNDER SECTION 7(a).

                           (1) In the event that the Employee becomes entitled
to liquidated damages pursuant to Section 7(a), (i) the Company's obligation thereunder with respect to cash damages shall be reduced by the amount of the Employee's cash income, if any, earned from providing services other than to the Company (or its successors) or the Consolidated Subsidiaries during the three years following the Date of Termination; and (ii) the Company's obligation to maintain the Employee's Health Coverage shall be reduced to the extent, if any, that the Employee receives such benefits, on no less favorable terms, from another employer during such period. For purposes of this Section 7(b), the term "cash income" shall include amounts of salary, wages, bonuses, incentive compensation and fees paid to the Employee in cash but shall not include shares of stock, stock options, stock appreciation rights or other earned income not paid to the Employee in cash.

                           (2) The Employee agrees that in the event he becomes
entitled to liquidated damages pursuant to Section 7(a), throughout the period during which he is so entitled, he shall promptly inform the Company of the nature and amounts of cash income and other non-cash income and benefits of the type included in the Employee's Health Coverage which he earns from employment other with the Company (or its successors) or the Consolidated Subsidiaries, and shall provide such documentation of such cash and non-cash income and benefits as the Company may request. In the event of changes to such cash and non-cash income and benefits from time to time, the Employee shall inform the Company of such changes, in each case within five days after the change occurs, and shall provide such documentation concerning the change as the Company may request.

                  (c) CHANGE IN CONTROL. In the event that the Employee experiences an Involuntary Termination within the 12 months preceding or the 24 months following a Change in Control which occurs on or after the second anniversary of the Effective Date, in addition to the Company's obligation under
Section 7(a) of this Agreement, the Company shall pay to the Employee in cash, within 25 days after the later of the date of such Change in Control or the Date of Termination, an amount equal to 299% of the Employee's "base amount" as determined under Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"). Notwithstanding any other provision of this Agreement, if the payment under this Section 7(c), together with any other amounts and the value of benefits received or to be received by the Employee in connection with such Change in Control would cause any amount to be nondeductible by the Company for federal income tax purposes pursuant to or by reason of Section 280G of the Code, then the payment under this Section 7(c) shall be reduced (not less than zero) to the extent necessary so as to maximize amounts and the value of benefits to be received by the Employee without causing any amount to become nondeductible by the Company pursuant to or by reason of Section 280G of the Code. The Employee shall determine the allocation of such reduction among payments and benefits to the Employee.

                  (d) INVOLUNTARY TERMINATION DURING FIRST TWO YEARS. If prior to the second anniversary of the Effective Date, the Employee experiences an Involuntary Termination, the Employee shall not be entitled to liquidated damages or other rights under Section 7(a) above, but in lieu thereof shall be entitled to the following: (i) any and all employee stock options for securities of the Company held by the Employee and not previously vested shall become fully vested and exercisable immediately prior to the Date of Termination pursuant to such Involuntary Termination; (ii) within five days after such Date of Termination, the Company shall pay to the Employee in cash one million two hundred eighty-two thousand three hundred fifty-eight dollars ($1,282,358);
(iii) within five business days after the Effective Date, the Company shall cause to be assigned and transferred to the Employee the Company's and the Bank's rights under, and entire interest in, the split dollar life insurance policy covering the Employee immediately prior to the Effective Date, without any payment to the Company or the Bank by the Employee; and (iv) the Employee's Health Coverage shall continue for a period of 36 months following the Date of Termination, PROVIDED THAT if the amount and value of benefits to the Employee under this Section 7(d) (the "Severance Benefits"), together with any other amounts and value of benefits received or to be received by the Employee in connection with a Change in Control (all such amounts and benefits, including the Severance Benefits, being hereinafter called the "Total Benefits"), would be subject (in whole or in part) to the excise tax imposed under Section 4999 of the Code (the "Excise Tax), then the Company shall cause the following to occur:

         (i) Tax counsel selected by the Company's independent auditors and acceptable to the Employee ("Tax Counsel") shall compute the net present value to the Employee of the Total Benefits after reduction for the Excise Tax and for any federal, state or local income taxes that would be imposed on the Employee if such Total Benefits constituted the Employee's sole taxable income; and

         (ii) Tax counsel shall next compute the maximum amount of Total Benefits that can be provided without any such Total Benefits being subject to the Excise Tax and reduce that amount by the amount of any federal, state and local income taxes that would be imposed on the Employee if such reduced Total Benefits constituted the Employee's sole taxable income.

If the amount determined under clause (i) does not exceed the amount determined under clause (ii) by more than ten thousand dollars ($10,000), then the Severance Benefits shall be reduced to the extent necessary so that no portion of the Total Benefits is subject to the Excise Tax. For purposes of determining whether and the extent to which the Total Benefits will be subject to the Excise Tax, (i) no portion of the Total Benefits the receipt or enjoyment of which the Employee shall have effectively waived in writing prior to the Date of Termination shall be taken into account and (ii) the value of any non-cash benefit or any deferred payment or benefit included in the Total Benefits shall be determined by the Company's independent auditors in accordance with the principles of Sections 280G(d)(3) and (4) of the Code.

                  (e) TERMINATION FOR CAUSE. In the event of Termination for Cause, the Company shall have no further obligation to the Employee under this Agreement after the Date of Termination.

                  (f) VOLUNTARY TERMINATION. The Employee may terminate his employment voluntarily at any time by a notice pursuant to Section 8 of this Agreement. In the event that the Employee voluntarily terminates his employment other than by reason of any of the actions that constitute Involuntary Termination under Section 1(e)(ii) or (iii) of this Agreement ("Voluntary Termination"), the Company shall be obligated to the Employee for the amount of his Company Salary and benefits only through the Date of Termination, at the time such payments are due, and the Company shall have no further obligation to the Employee under this Agreement except that the Company shall cause to be assigned and transferred to the Employee within five business days after such Date of Termination the Company's and the Bank's rights under, and entire interest in, the split dollar life insurance policy covering the Employee immediately prior to the Effective Date, without any payment to the Company or the Bank by the Employee.

                  (g) DEATH. In the event of the death of the Employee while employed under this Agreement and prior to any termination of employment, (i) the Company shall pay to the Employee's estate, or such person as the Employee may have previously designated in writing, the Company Salary which was not previously paid to the Employee and which he would have earned if he had continued to be employed under this Agreement through the 180th day after the date on which the Employee died; and (ii) the Company shall pay to the Employee's estate, or such person as the Employee may have previously designated in writing, the amounts of any benefits or awards which, pursuant to the terms of any applicable plan or plans, were earned with respect to the fiscal year in which the Employee died and which the Employee would have been entitled to receive if he had continued to be employed, and the amount of any bonus or incentive compensation for such fiscal year which the Employee would have been entitled to receive if he had continued to be employed, pro-rated in accordance with the portion of the fiscal year prior to his death; PROVIDED THAT such amounts shall be payable when and as ordinarily payable under the applicable plans.

                  (h) PERMANENT DISABILITY. For purposes of this Agreement, the term "permanently disabled" means that the Employee has a mental or physical infirmity which permanently impairs his ability to perform substantially his duties and responsibilities under this Agreement and which results in (i) eligibility of the Employee under the long-term disability plan of the Company or the Bank, if any; or (ii) inability of the Employee to perform substantially his duties and responsibilities under this Agreement for a period of 180 consecutive days. Either the Company or the Bank or both may terminate the employment of the Employee after having established that the Employee is permanently disabled.

                  (i) REGULATORY ACTION. Notwithstanding any other provisions of this Agreement:

                           (1) If the Employee is removed and/or permanently
prohibited from participating in the conduct of the Bank's affairs by an order issued under Section 8(e)(4) or (g)(1) of the Federal Deposit Insurance Act ("FDIA"), 12 U.S.C. Section 1818(e)(4) and (g)(1), all obligations of the Company under this Agreement shall terminate as of the effective date of the order, but vested rights of the contracting parties shall not be affected;.

                           (2) If the Bank is in default (as defined in Section
3(x)(1) of the FDIA), all obligations of the Company under this Agreement shall terminate as of the date of default, but this provision shall not affect any vested rights of the contracting parties; and

                           (3) Except to the extent determined that continuation
of this Agreement is necessary for the continued operation of the Bank by the Director of the Office of Thrift Supervision (the "Director") or his or her designee, all obligations of the Company under this Agreement shall be terminated (a) if, and at the time that, the Federal Deposit Insurance Corporation enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Section 13(c) of the FDIA; or (b) if, and at the time that, the Director or his or her designee approves a supervisory merger to resolve problems related to operation of the Bank or when the Bank is determined by the Director to be in an unsafe or unsound condition. Any rights of the parties that have already vested, however, shall not be affected by any such action.

         8. NOTICE OF TERMINATION. In the event that the Company or the Bank, or both, desire to terminate the employment of the Employee during the term of this Agreement, the Company or the Bank, or both, shall deliver to the Employee a written notice of termination, stating whether such termination constitutes Termination for Cause or Involuntary Termination, setting forth in reasonable detail the facts and circumstances that are the basis for the termination, and specifying the date upon which employment shall terminate, which date shall be at least 30 days after the date upon which the notice is delivered, except in the case of Termination for Cause. In the event that the Employee determines in good faith that he has experienced an Involuntary Termination of his employment, he shall send a written notice to the Company stating the circumstances that constitute such Involuntary Termination and the date upon which his employment shall have ceased due to such Involuntary Termination, which date shall be, in the case of Involuntary Termination under Section 1(e)(iii) of this Agreement, not more than 45 days after the date upon which the notice is delivered. In the event that the Employee desires to effect a Voluntary Termination, he shall deliver a written notice to the Company, stating the date upon which employment shall terminate, which date shall be at least 30 days after the date upon which the notice is delivered, unless the parties agree to a date sooner.

         9. ATTORNEYS FEES. The Company shall pay all legal fees and related expenses (including the costs of experts, evidence and counsel) incurred by the Employee as a result of (i) the Employee's contesting or disputing any termination of employment, or (ii) the Employee's seeking to obtain or enforce any right or benefit provided by this Agreement or by any other plan or arrangement maintained by the Company (or its successors) or the Consolidated Subsidiaries under which the

Employee is or may be entitled to receive benefits; PROVIDED THAT the Company's obligation to pay such fees and expenses is subject to the Employee's prevailing with respect to the matters in dispute in any action initiated by the Employee or the Employee's having been determined to have acted reasonably and in good faith with respect to any action initiated by the Company or the Bank.

         10.  NO ASSIGNMENTS.

                  (a) This Agreement is personal to each of the parties hereto, and neither party may assign or delegate any of its rights or obligations hereunder without first obtaining the written consent of the other party; provided, however, that the Company shall require any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) by an assumption agreement in form and substance satisfactory to the Employee, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place. Failure of the Company to obtain such an assumption agreement prior to the effectiveness of any such succession or assignment shall be a breach of this Agreement and shall entitle the Employee to compensation and benefits from the Company in the same amount and on the same terms as the compensation pursuant to Section 7 hereof. For purposes of implementing the provisions of this Section 10(a), the date on which any such succession becomes effective shall be deemed the Date of Termination.

                  (b) This Agreement and all rights of the Employee hereunder shall inure to the benefit of and be enforceable by the Employee's personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

         11. NOTICE. For the purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, to the Company at its home office, to the attention of the Board of Directors with a copy to the Secretary of the Company, or, if to the Employee, to such home or other address as the Employee has most recently provided in writing to the Company.

         12. AMENDMENTS; WAIVER. No amendments or additions to this Agreement shall be binding unless in writing and signed by both parties, except as herein otherwise provided. No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

         13. HEADINGS. The headings used in this Agreement are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.

         14. SEVERABILITY. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

         15. GOVERNING LAW. This Agreement shall be governed by the laws of the State of Ohio to the extent not preempted by federal law.

         16. ARBITRATION. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

         THIS AGREEMENT CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES.

                                          Charter One Financial, Inc.


                                          --------------------------------------
                                          By:
                                          Its:

                                          Employee


                                          --------------------------------------
                                          Edward J. Pettinella